UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2013

Exponent, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-18655	77-0218904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 Commonwealth Drive Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 326-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 30, 2013, we held our annual meeting of stockholders. A total of 13,202,786 shares of our common stock were outstanding as of April 3, 2013, the record date for the annual meeting. Set forth below are the matters acted upon at the annual meeting and the final voting results on each matter as reported by our inspector of elections.

Proposal One: Election of Directors

Our stockholders elected Samuel H. Armacost, Mary B. Cranston, Michael R. Gaulke, Paul R. Johnson, Ph.D., Stephen C. Riggins, and John B. Shoven, Ph.D. The results of the vote were as follows:

	Votes For	Votes Against	Abstentions	Broker non-votes
Samuel H. Armacost	11,040,013	198,084	1,917	1,512,980
Mary B. Cranston	10,508,917	729,380	1,717	1,512,980
Michael R. Gaulke	11,159,967	77,626	2,421	1,512,980
Paul R. Johnston, Ph.D.	11,191,657	47,676	681	1,512,980
Stephen C. Riggins	11,068,880	168,789	2,345	1,512,980
John B. Shoven, Ph.D.	11,010,730	227,567	1,717	1,512,980

Proposal Two: Ratification of KPMG as our Independent Registered Public Accountants for Fiscal 2013

Our stockholders ratified our selection of KPMG LLP as our independent registered public accounting firm to audit our financial statements for the year ending January 3, 2014. The results of the vote were as follows:

For	12,708,070
Against	42,459
Abstentions	2,465

Proposal Three: Advisory Vote on Executive Compensation for Fiscal 2012

Our stockholders approved, on an advisory basis, the fiscal 2012 compensation of our named executive officers in accordance with SEC rules. The results of the vote were as follows:

For	11,057,563
Against	166,753
Abstentions	15,698
Broker non-votes	1,512,980

Proposal Four: Re-approval of the Performance Measures under the 2008 Equity Incentive Plan

Our stockholders voted to re-approve the performance measures under the 2008 Equity Incentive Plan. The results of the vote were as follows:

For	11,031,231
Against	175,538
Abstentions	33,245
Broker non-votes	1,512,980

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

EXPONENT, INC.

By:	/s/ Richard L. Schlenker
Name:	Richard L. Schlenker
Title:	Chief Financial Officer

Date: June 3, 2013